Exhibit 10.15

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

WHEREAS, Castex Energy, Inc., Castex Energy 1995, L.P., Browning Oil Company, Inc., Flare Resources Inc., J&S Oil and Gas, LLC, Kitty Hawk Energy, L.L.C. and Rabbit Island, L.P., (hereafter collectively referred to as “Sellers”) and Energy XXI Gulf Coast, Inc. (hereafter referred to as “Buyer” and all of the above hereafter referred to as “Parties”) did enter into that certain Purchase and Sale Agreement dated June 6, 2006, but effective June 1, 2006, as it may have been amended (the “Purchase and Sale Agreement”), and

WHEREAS, the Purchase and Sale Agreement provides for Buyer and Castex Energy, Inc., Castex Energy 1995, L.P. and Lake Salvador, L.P. (collectively the “Participating Sellers”) to enter into agreements to be executed as Closing (as defined in the Purchase and Sale Agreement), including but not limited to (1) Exploration Agreement attached as Exhibit “X” to the Purchase and Sale Agreement (the “Exploration Agreement”) and (2) Participation Agreement attached as Exhibit “Y” to the Purchase and Sale Agreement, (the “Participation Agreement” and together with the Exploration Agreement the “Agreements”), and

WHEREAS, the Exploration Agreement provides for the conduct of operations within an area of mutual interest and the Participation Agreement provides for the conduct of operations within the Lake Salvador prospect area and the term of each agreement is two (2) years from the Closing Date as defined in the Purchase and Sale Agreement, and

WHEREAS, it is the desire of the Parties to amend the Purchase and Sale Agreement to reflect the Parties’ mutual agreement to create an additional obligation unto Buyer and to alter the purchase price set forth therein, and

NOW, THEREFORE, in consideration of the mutual benefits and consideration set forth herein, the Parties enter into this agreement (“First Amendment”) and hereby agree as follows:

I. To amend the Purchase and Sale Agreement as well as each of the Agreements as follows:

1.	Section 2.01(a) of the Purchase and Sale Agreement is deleted and replaced with the following:

The purchase price for the Properties shall be Three Hundred Five Million United States Dollars ($305,000,000) (the “Purchase Price”), which shall be subject to adjustment as set forth in Section 2.03.

2.	Upon Closing, Buyer shall be obligated to expend on behalf of and/or deliver to the Participating Sellers a certain amount of money, as follows:

(a) Buyer shall pay on behalf of the Participating Sellers during the term of either Agreement and/or pay to such parties (at the termination of the Agreements) an amount equal to the total sum of Thirty One Million United States Dollars ($31,000,000) (the “Carry”).

(b) The Carry shall apply to (i) drilling costs and any other costs that constitute intangible drilling costs for purposes of the Internal Revenue Code of 1986, as amended, and regulations there under, and (ii) seismic expenditures (collectively an “Activity”) conducted pursuant to either of the Agreements with the Carry to be applied at the Participating Sellers’ discretion to selected Activities, subject to the limitations set forth below.

i.	The amount of the Carry shall be limited to $4,000,000 per accounting month (the “Monthly Limit”) for Activity attributable to the Participating Sellers’ working interests. Any expenditure attributable to the Participating Sellers’ interests that exceed the Monthly Limit shall be borne by the applicable Participating Seller(s) in accordance with the terms of the Agreements.

ii.	The Participating Sellers shall designate the Activity to which the Carry shall apply by providing written notice to Buyer at least fifteen (15) days prior to the commencement of such Activity, provided that the Participating Sellers received the needed information regarding such Activity as least four business days prior to such fifteen day period.

iii.	Activity may be any and/or all of drilling or seismic expenditures, subject to the Monthly Limit.

iv.	For any selected Activity which is operated by a Participating Seller, the Participating Sellers shall provide an accurate monthly accounting of expenditures related to the Activity and shall invoice Buyer for Buyer’s working interest share (if any) and for the Participating Sellers’ working interest share subject to the Monthly Limit. Buyer shall pay such invoice pursuant to terms and conditions of the Operating Agreement attached to the applicable Agreement.

v.	For any selected Activity which is operated by the Buyer, Buyer shall provide an accurate monthly accounting of expenditures related to the Activity and shall invoice the applicable Participating Seller(s) for such Participating Seller’s working interest share to the extent that the working interest share of all Participating Sellers exceeds the Monthly Limit.

vi.	At the termination of both Agreements, if the $31,000,000 Carry obligation has not been completely met, Buyer shall pay to the Participating Sellers any remaining balance.

vii.	If for federal income tax purposes there exist a need for a tax partnership, the form of tax partnership agreement attached hereto as Exhibit A shall be executed by the applicable parties for operations pursuant to this First Amendment and the Agreements.

viii.	As among the Participating Sellers, Castex Energy Inc. has the discretion and responsibility for allocating the Carry and the Monthly Limit among the Participating Sellers and for making the selections of Activities and notifying Buyer of same.

ix.	The payment of any Carry with respect to a selected Activity subject to the Participation Agreement shall be in accordance with the form of operating agreement attached as Exhibit “E” to the Participating Agreement. The payment of any Carry with respect to a selected Activity subject to the Exploration Agreement shall be in accordance with the form of operating agreement attached as Exhibit “C” to the Exploration Agreement.

x.	The lien and security interest provisions in article VII.B of the operating agreement attached to each of the Agreements shall apply equally to the Carry; nonetheless, the lien and security interests with respect to the Carry shall be subordinated to any mortgage that Buyer executes at and in connection with the Closing. Exhibit “H” to each such operating agreement shall reference this paragraph II(B)(x) and more generally this First Amendment.

xi.	To the extent that any provision in the Agreements or in any such operating agreement conflicts with this First Amendment, then this First Amendment shall control.

II. To amend the Agreements as needed to comply with the terms of this First Amendment.

All other terms and conditions of the Purchase and Sale Agreement remain as written and are incorporated herein by reference.

This instrument may be signed in any number of counterparts, each of which shall be binding upon the party or parties so signing.

IN WITNESS WHEREOF, each of Buyer and Sellers has executed this Agreement in the presence of the undersigned competent witnesses on the 5th day of July, 2006.

SELLERS:

CASTEX ENERGY, INC.

By:	/s/ John R. Stoika
John R. Stoika, President

CASTEX ENERGY 1995, L.P.
By Castex Energy Inc., its general partner

By:	/s/ John R. Stoika
John R. Stoika, President

BROWNING OIL COMPANY, INC., FLARE RESOURCES INC., J&S OIL AND GAS, LLC, and KITTY HAWK ENERGY, L.L.C.

By Castex Energy, Inc., their agent-in-fact

By:	/s/ John R. Stoika
John R. Stoika, President

RABBIT ISLAND, L.P.
By Castex Energy Inc., its general partner

By:	/s/ John R. Stoika
John R. Stoika, President

WITNESSES TO ALL SIGNATURES ABOVE:

/s/ Whitney B. King	/s/ L. Holeman
Name printed: Whitney B. King	Name printed: L. Holeman

WITNESSES:	BUYER:

ENERGY XXI GULF COAST, INC.
/s/ J. G. Ranson Anderson III
Print name: J. G. Ranson Anderson III

	By:	/s/ John D. Schiller, Jr.
/s/ Glynx T. Broussard		John D. Schiller, Jr.
Print name: Glynx T. Broussard		Chairman & CEO

Acknowledgments

STATE OF TEXAS

COUNTY OF HARRIS

Before me, the undersigned Notary Public in and for the jurisdiction listed above, appeared John R. Stoika, who, upon being duly sworn by me, did state that he is the duly authorized President of Castex Energy, Inc., a Texas corporation that is general partner of Castex Energy 1995, L.P., a Texas limited partnership, and Rabbit Island, L.P., a Texas limited partnership, and also is agent and attorney-in-fact of Browning Oil Company, Inc., a Texas corporation; Flare Resources Inc., a Texas corporation; J&S Oil and Gas, L.L.C., a Texas limited liability company; and Kitty Hawk Energy, L.L.C., a Louisiana limited liability company, and did sign the foregoing instrument on behalf of each such entity as the free act and deed of each such entity for the purpose and consideration therein stated.

GIVEN MY HAND AND SEAL OF OFFICE this 5th day of July 2006 in the aforesaid jurisdiction.

/s/ Robbie Van	[SEAL]
Notary Public in and for State of Texas	ROBBIE VAN
Full name printed:_____________________________________	NOTARY PUBLIC
Notarial commission number ____________________________	STATE OF TEXAS EXPIRES
My commission expires ________________________________	06-18-2008

STATE OF TEXAS

COUNTY OF HARRIS

Before me, the undersigned Notary Public in and for the jurisdiction listed above, appeared John D. Schiller, Jr., who, upon being duly sworn by me, did state that he is the duly authorized Chairman and CEO of Energy XXI Gulf Coast, Inc., a Delaware corporation, and did sign the foregoing instrument on behalf of said corporation as the free act and deed of said corporation for the purpose and consideration therein stated.

GIVEN MY HAND AND SEAL OF OFFICE this 5th day of July 2006 in the aforesaid jurisdiction.

/s/ Kari A. Hlavinka
Notary Public in and for State of Texas
Full name printed: Kari A. Hlavinka
Notarial commission number ____________________________
My commission expires October 23, 2008

[SEAL]